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                                                                   Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


Board of Directors and Shareholders of
Environmental Power Corporation

We consent to the incorporation by reference in Registration Statement No. 33-70078 of Environmental Power Corporation on Form S-8 of our report dated March 23, 1998 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 1997.

/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP

New York, New York
March 27, 1998